Exhibit 99.1

Certain Information to Be Provided to Prospective Debt Financing Sources

Set forth below is the presentation of Pro Forma Last Twelve Months (“LTM”) 6/30/11 Revenue and the reconciliation of Net Income to Pro Forma Adjusted EBITDA which Emdeon Inc. (referred to herein as “Emdeon” or the “Company”) has prepared in connection with a presentation to prospective debt financing sources for the Transactions:

Pro Forma LTM 6/30/11 Revenue	$1,092	(1)

(1)	Gives effect to our acquisition of Chamberlin Edmonds Holdings Inc., and Chamberlin Edmonds & Associates, Inc. and our merger with an affiliate of The Blackstone Group, L.P. as if each had occurred on July 1, 2010.

Reconciliation of Net Income to Pro Forma Adjusted EBITDA

($ in millions)	LTM 6/30/2011
Net income	$38
Interest expense, net	55
Income tax provision	25
Depreciation and amortization	145

EBITDA	263
EBITDA Adjustments:
Equity-based compensation (a)	21
Facilities consolidation costs (b)	4
Acquisition-related costs (c)	5
Tax receivable agreements change in estimate (d)	2
Contingent consideration adjustments (e)	(11)

EBITDA Adjustments	21

Adjusted EBITDA	284
Acquisition pro forma adjustments (f)	9
Cost savings initiatives and other pro forma adjustments (g)	10

Pro Forma Adjusted EBITDA	$303

(a)	Represents non-cash equity-based compensation paid to both employees and directors.
(b)	Represents the charges recognized related to facilities consolidation initiatives.
(c)	Represents acquisition-related costs charged to operations.
(d)	Represents adjustment to the Company’s existing tax receivable agreements obligations charged to operations.
(e)	Represents adjustments to the fair market values of outstanding contingent consideration obligations and other acquisition method adjustments related to recent acquisitions.
(f)	Represents pro forma adjustments for LTM period to reflect acquisitions as if consummated as of beginning of the period.
(g)	Represents pro forma adjustments for LTM period for cost saving initiatives and other items as provided by the proposed terms of the Company’s new senior secured credit facilities.

Explanation of Non-GAAP Financial Measures

Emdeon’s management believes that, in order to properly understand Emdeon’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to non-GAAP measures are set forth above.

As used herein, Emdeon defines Adjusted EBITDA as EBITDA (which is defined as net income before income tax provision (benefit), net interest expense and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”) and defines Pro Forma Adjusted EBITDA as Adjusted EBITDA plus the pro forma effect of acquisitions, cost saving initiatives and other items as provided by the proposed terms of Emdeon’s new senior secured credit facilities.

Management uses Adjusted EBITDA and Pro Forma Adjusted EBITDA to facilitate a comparison of Emdeon’s operating performance on a consistent basis from period to period that, when viewed in combination with Emdeon’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Emdeon’s business than GAAP measures alone. Management believes these non-GAAP measures assist Emdeon’s board of directors, management, lenders and investors in comparing Emdeon’s operating performance on a consistent basis because they remove where applicable, the impact of Emdeon’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Emdeon’s operations. Additionally, management uses Adjusted EBITDA to evaluate the operational performance of Emdeon as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs.

To properly evaluate Emdeon’s business, Emdeon encourages investors to not rely on any single financial measure to evaluate Emdeon’s business and to review the reconciliation of GAAP net income to the non-GAAP measures of Adjusted EBITDA and Pro Forma Adjusted EBITDA. These non-GAAP measures, as Emdeon defines them, may not be similar to non-GAAP measures used by other companies.